Exhibit 10.1

TERMINATION AND WAIVER OF REGISTRATION AGREEMENT

THIS TERMINATION AND WAIVER OF REGISTRATION AGREEMENT is made as of April 2, 2004 by and among Global Imaging Systems, Inc., a Delaware corporation (the “Company”), Golder, Thoma, Cressey, Rauner Fund IV, Limited Partnership, a Delaware limited partnership (“GTCR”) and the stockholders of the Company signatories hereto (the “Stockholders”).

WHEREAS, the Company, the Stockholders and certain other parties are parties to the Registration Agreement dated June 9, 1994 (as amended through Amendment No. 4 thereto, dated December 11, 2001, the “Registration Agreement”), pursuant to which the Stockholders may have registration rights for their shares of the Company’s Common Stock (capitalized terms not defined herein shall be as defined in the Registration Agreement);

WHEREAS, Section 9(e) of the Registration Agreement provides that provisions of the agreement may be amended and the Company may take any action therein prohibited, or omit to perform any act therein required to be performed by it, if the Company has obtained the written consent of GTCR, holders of a majority of the JNL Registrable Securities and the holders of 80% of the Registrable Securities;

WHEREAS, there are no longer any JNL Registrable Securities, and the parties hereto collectively hold over 80% of the Registrable Securities;

WHEREAS, all of Registrable Securities held by parties to the Registration Agreement are eligible for resale under Rule 144 promulgated under the Securities Act of 1933 (“Rule 144”);

WHEREAS, the parties hereto now desire to terminate the Registration Agreement; and

WHEREAS, the Company proposes to file a “shelf” registration statement on Form S-3 with the Securities and Exchange Commission registering the offer and sale of common stock by certain selling stockholders named therein (the “Shelf Registration Statement”) in connection with its acquisition of Imagine Technology Group, Inc.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties, intending legally to be bound hereby and to bind all parties to the Registration Agreement, agree as follows:

1. Waiver in Connection with Shelf Registration Statement. To facilitate the Company’s proposed acquisition of Imagine Technology Group, Inc., the parties hereto hereby waive any rights of any holder of Registrable Securities pursuant to the Registration Agreement to have their shares included in the Shelf Registration Statement or to receive or have received notice of the Shelf Registration Statement.

2. Termination of Registration Agreement. The Registration Agreement is hereby terminated in its entirety and the rights, duties, and obligations of the parties thereto are hereby extinguished, and none of its provisions shall continue to have any force and effect.

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This Termination and Waiver of Registration Agreement may be executed in counterparts, each of which will constitute an original, and all of which together will constitute one and the same document. This Termination and Waiver of Registration Agreement may also be executed by facsimile transmission.

IN WITNESS WHEREOF, the Company and each of the undersigned has executed this Termination and Waiver of the Registration Agreement as of April 2, 2004.

GLOBAL IMAGING SYSTEMS, INC.

/s/ Thomas S. Johnson
Thomas S. Johnson
Chairman and Chief Executive Officer

/s/ Thomas S. Johnson
THOMAS S. JOHNSON

GOLDER, THOMA, CRESSEY, RAUNER FUND IV, LIMITED PARTNERSHIP

By:	GTCR IV, L.P.
General Partner

By:	Golder, Thoma, Cressey, Rauner Inc.
General Partner

/s/ Carl D. Thoma
Carl D. Thoma, Principal

/s/ Carl D. Thoma
CARL D. THOMA

/s/ Peter Dinan
PETER DINAN

/s/ Todd S. Johnson
TODD S. JOHNSON

/s/ Raymond Schilling
RAYMOND SCHILLING

/s/ Michael E. Shea
MICHAEL E. SHEA

/s/ Alfred N. Vieira
ALFRED N. VIEIRA

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